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                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                              919 Third Avenue
                          New York, New York 10022



   DIRECT DIAL
212-735-2640
   DIRECT FAX
212-735-2000


                                                         June 8, 1998

Aladdin Gaming Holdings, LLC
Aladdin Capital Corp.
  c/o Aladdin Gaming Holdings, LLC
831 Pilot Road
Las Vegas, Nevada 89119

Ladies and Gentlemen:

                 RE: ALADDIN GAMING HOLDINGS, LLC AND ALADDIN
                 CAPITAL CORP. REGISTRATION STATEMENT (333-49717
                 AND 333-49717-01)

     We have acted as special counsel to (1) Aladdin Gaming Holdings, LLC, a limited-liability company organized under the laws of the State of Nevada ("Holdings"), and (2) Aladdin Capital Corp., a Nevada Corporation ("Capital" and together with Holdings, the "Note Issuers"), in connection with the issuance of $221,500,000 aggregate principal amount at maturity of Series B 13 1/2% Senior Discount Notes due March 1, 2010 (the "New Notes") of the Note Issuers to be issued pursuant to an Indenture (the "Indenture") dated as of February 26, 1998 among the Note Issuers and State Street Bank and Trust Company ("State Street"), as trustee for the benefit of the holders of the Notes (in such capacity, the "Trustee"), in exchange for $221,500,000 aggregate principal amount at maturity of Series A 13 1/2% Senior Discount Notes due March 1, 2010 (the "Old Notes") of the Note Issuers.

     This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").


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ALADDIN GAMING HOLDINGS, LLC
ALADDIN CAPITAL CORP.
June 8, 1998
Page 2

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-4 (File Nos. 333-49717 and 333-49717-01) as filed with the Securities and Exchange Commission (the "Commission") on April 9, 1998 under the Act and Amendment No. 1 thereto with which this opinion is being filed (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) the Indenture; (iii) the form of the New Notes, included as an exhibit to the Indenture; (iv) the Notes Registration Rights Agreement dated February 26, 1998 among the Note Issuers and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse First Boston Corporation, CIBC Oppenheimer Corp. and Scotia Capital Markets
(USA) Inc. (the "Notes Registration Rights Agreement"); and (v) the Form T-1 Statement of Eligibility of the Trustee filed as an exhibit to the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other records of the
Note Issuers and such agreements, certificates or records of public officials, certificates of officers or representatives of the Note Issuers, respectively, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. The documents described in clauses (ii) and (iii) are referred to herein as the "Operative Documents."

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures (including endorsements), the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of executed documents (including the Operative Documents), we have assumed that the parties thereto (including the Note Issuers) had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and (except to the extent specifically set forth below) that such documents constitute valid and binding obligations of such parties. In providing the opinion set forth below, we have also assumed that the

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ALADDIN GAMING HOLDINGS, LLC
ALADDIN CAPITAL CORP.
June 8, 1998
Page 3

execution and delivery by each Note Issuer of the Operative Documents and the performance by such Note Issuer of its obligations thereunder do not and will not violate, conflict with, or constitute a default under (i) any agreement or instrument to which such Note Issuer or any of its properties is subject, (ii) any law, rule, or regulation to which such Note Issuer or its properties is subject (except that we do not make the assumption set forth in this clause (ii) with respect to those laws, rules and regulations of the State of New York and of the United States of America which, in our experience, are normally applicable to transactions of the type contemplated by the Operative Documents (other than securities or anti-fraud laws of any jurisdiction), but without our having made any special investigation concerning any other laws, rules or regulations), (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. As to any facts material to the opinion expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Note Issuers and the Trustee and others.

     Members of our firm are admitted to the bar in the State of New York, and we express no opinion as to the laws of any other jurisdiction, including, without limitation, the laws of the State of Nevada, other than the laws of the United States of America, to the extent referred to specifically herein.

     Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when (i) the Registration Statement becomes effective under the Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; and (ii) the New Notes are executed, authenticated and delivered in accordance with the terms of the Indenture and issued upon consummation of the exchange offer as contemplated by the Registration Statement, the New Notes will constitute valid and binding obligations of the Note Issuers, entitled to the benefits of the Indenture and enforceable against the Note Issuers in accordance with their terms, except that (A) the enforcement thereof may be subject to, or limited by, (i)


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ALADDIN GAMING HOLDINGS, LLC
ALADDIN CAPITAL CORP.
June 8, 1998
Page 4

bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), (B) the waiver contained in Section 4.06 of the Indenture may be deemed unenforceable and (C) the rights to indemnification and contribution contained in the Notes Registration Rights Agreement may be limited by state or federal securities laws or the public policy underlying such laws. Additionally, the enforceability of provisions imposing a payment obligation pending the ability of the Company to comply timely with its registration obligations under the Notes Registration Rights Agreement and the Indenture may be limited by applicable laws.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm in the Registration Statement and in the related Prospectus as the same appears under the caption "Legal Matters." In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                       Very truly yours,

                                       /S/ SKADDEN, ARPS, SLATE,
                                       MEAGHER & FLOM LLP